Exhibit 10.1

September 25, 2006

Thomas E. Duffy

Senior Vice President, General Counsel & Secretary

Genworth Life and Annuity Insurance Company

6610 West Broad Street

Richmond, VA 23230

Re:	Reinsurance Agreement between Genworth Life and Annuity Insurance Company (“GLAIC”) and First Colony Life Insurance Company (“FCL”)

Dear Tom:

Pursuant to Article 2.2 of the Reinsurance Agreement between GLAIC and FCL entered into on December 1, 2005 (the “Agreement”), FCL hereby formally notifies GLAIC of its intention to increase the Maximum Program Size (as that term is defined in the Agreement) from $2 billion to $3 billion. This increase of the Maximum Program Size will be effective 30 days from the date of this letter. Kindly acknowledge receipt of this notice by signing where indicated below and return a copy of this letter to me.

Please do not hesitate to contact me with any questions you may have.

Very truly yours,

/s/ Jac J. Amerell
Jac J. Amerell
Vice President and Controller

cc:	J. Kevin Helmintoller

Beth E. Wortman

Pamela S. Asbury

Cheryl C. Yakey-Fogle

Acknowledged and accepted on behalf of Genworth Life and Annuity Insurance Company this 25th day of September, 2006

By:	/s/ Thomas E. Duffy
Thomas E. Duffy
Senior Vice President, General Counsel & Secretary